AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION       JANUARY 2, 1998

                                                     REGISTRATION NO.: 33-42941
                                ---------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------
                       PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-4

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ----------------

                             COMMUNITY BANKS, INC.
            ------------------------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                 PENNSYLVANIA
        --------------------------------------------------------------
        (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                     6022
            ------------------------------------------------------
               (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION NO.)

                                  23-2251762
            ------------------------------------------------------
                     (I.R.S. EMPLOYER IDENTIFICATION NO.)


       150 MARKET SQUARE, MILLERSBURG, PENNSYLVANIA 17061 (717) 692-4781
       -----------------------------------------------------------------
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ERNEST L. LOWE
                             C.O.O. AND PRESIDENT
                             COMMUNITY BANKS, INC.
                               150 MARKET SQUARE
                MILLERSBURG, PENNSYLVANIA 17061 (717) 692-4781
           ---------------------------------------------------------
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


COPIES TO:
JAMES A. ULSH, ESQUIRE                  PAUL G. MATTAINI, ESQUIRE
METTE, EVANS & WOODSIDE                 BARLEY, SNYDER, SENFT & COHEN, LLP
3401 NORTH FRONT STREET                 126 EAST KING STREET
P.O. BOX 5950                           LANCASTER, PENNSYLVANIA 17602-2893
HARRISBURG, PENNSYLVANIA 17110-0950

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO
PUBLIC: As soon as practicable after the effective date of this Registration Statement, and upon consummation of the merger of Peoples State Bank with and into PSB Interim Bank, a subsidiary of the Registrant, as described in the enclosed Joint Proxy Statement/Prospectus.

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                           PROPOSED        PROPOSED
                               AMOUNT      MAXIMUM          MAXIMUM
  TITLE OF EACH CLASS OF        TO BE   OFFERING PRICE     AGGREGATE        AMOUNT OF
SECURITIES TO BE REGISTERED  REGISTERED  PER UNIT(1)   OFFERING PRICE(1) REGISTRATION FEE
-----------------------------------------------------------------------------------------
 Common Stock Par value
  $5.00 per share.......     1,410,500      $35.56      $55,786,563.56      $16,905.02

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(f)(1) on the basis of the average of the bid and ask prices for common stock of The Peoples State Bank on the NASD Bulletin Board December 12, 1997 of $35.56 and the estimated maximum of 1,568,801 shares of such stock to be converted in the merger described herein into Common Stock of the Registrant.


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION ACTING PURSUANT TO SUCH SECTION 8(a) MAY DETERMINE.


                               EXPLANATORY NOTE

The purpose of this pre-effective amendment filing is solely to bring the EDGAR database current by adding the dates to the signature page of the S-4/A, Pre-effective Amendment #1 submitted December 30, 1997.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN MILLERSBURG, PENNSYLVANIA, ON DECEMBER 30, 1997.

                                          Community Banks, Inc.


                                          By:    /s/ Thomas L. Miller
                                             ----------------------------------
                                               THOMAS L. MILLER CHAIRMAN AND
                                                  CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED. EACH PERSON WHOSE SIGNATURE APPEARS BELOW IN SO SIGNING ALSO MAKES, CONSTITUTES AND APPOINTS THOMAS L. MILLER AND ERNEST L. LOWE, AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ANY OR ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----

      /s/ THOMAS L. MILLER             Chairman and Chief      December 30, 1997
-------------------------------------   Executive Officer
          THOMAS L. MILLER              and a Director

       /s/ ERNEST L. LOWE              President and Chief     December 30, 1997
-------------------------------------   Operations Officer
           ERNEST L. LOWE               and a Director

      /s/ TERRY L. BURROWS             Executive Vice-         December 30, 1997
-------------------------------------   President and Chief
          TERRY L. BURROWS              Financial Officer

       /s/ RONALD E. BOYER             Director                December 30, 1997
-------------------------------------
           RONALD E. BOYER

      /s/ SAMUEL E. COOPER             Director                December 30, 1997
-------------------------------------
          SAMUEL E. COOPER

     /s/ KENNETH L. DEIBLER            Director                December 30, 1997
-------------------------------------
         KENNETH L. DEIBLER

        /s/ PETER DESOTO               Director                December 30, 1997
-------------------------------------
            PETER DESOTO

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----

       /s/ LEON E. KOCHER               Director               December 30, 1997
-------------------------------------
           LEON E. KOCHER

       /s/ RAY N. LEIDICH               Director               December 30, 1997
-------------------------------------
           RAY N. LEIDICH

       /s/ THOMAS W. LONG               Director               December 30, 1997
-------------------------------------
           THOMAS W. LONG

      /s/ DONALD L. MILLER              Director               December 30, 1997
-------------------------------------
          DONALD L. MILLER

      /s/ SUSAN K. NENSTIEL             Director               December 30, 1997
-------------------------------------
          SUSAN K. NENSTIEL

     /s/ ROBERT W. RISSINGER            Director               December 30, 1997
-------------------------------------
         ROBERT W. RISSINGER

        /s/ ALLEN SHAFFER               Director               December 30, 1997
-------------------------------------
            ALLEN SHAFFER

     /s/ WILLIAM C. TROUTMAN            Director               December 30, 1997
-------------------------------------
         WILLIAM C. TROUTMAN

        /s/ JAMES A. ULSH               Director               December 30, 1997
-------------------------------------
            JAMES A. ULSH

                                      II-5